Exhibit 10.14
GUILD HOLDINGS COMPANY
PERFORMANCE STOCK UNIT AWARD AGREEMENT

This Performance Stock Unit Award Agreement (this “Agreement”), dated as of [DATE] (the “Grant Date”), is made between Guild Holdings Company, a Delaware corporation (the “Company”), and [NAME] (the “Participant”).

WITNESSETH

The Guild Holdings Company 2020 Omnibus Incentive Plan (the “Plan”) (any and all capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Plan) provides for the grant of share-denominated performance units (“Performance Stock Units”). In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.Grant and Vesting of Performance Stock Units.

(a)Grant of Performance Stock Units; Defined Terms.

(i)Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant, as of the Grant Date, [NUMBER] Performance Stock Units (based on target level Achievement Factor), each representing the right to receive one Share to the extent such Performance Stock Unit becomes vested and settled pursuant to the terms of this Agreement and the Plan. The number of Performance Stock Units that are eligible to vest and be settled will be determined by the level of achievement of the Performance Goal(s) described on Exhibit A. The Performance Stock Units are subject to forfeiture until they vest and are settled into Shares as provided herein.

(ii)As a condition to receiving the Performance Stock Units and any Shares upon settlement of the Performance Stock Units, the Participant hereby agrees to comply with each and every agreement between the Company and the Participant (each such agreement, an “Employee Agreement”).

(iii)As used in this Agreement, the following terms have the meanings set forth below:

(1)“Achievement Factor” means the level of achievement of the Performance Goal(s) for the Performance Period or any Performance Year as determined by the Committee.

(2)“Calculation Date” means the date following the end of a Performance Year or the Performance Period that the Committee determines and certifies the Achievement Factor for such Performance Year or the Performance Period or the date following the end of a Performance Year or the Performance Period that the Committee otherwise determines the number of Performance Stock

Units relating to such Performance Year or the Performance Period that will become vested.

(3)“Performance Goal(s)” has the meaning set forth on Exhibit A.

(4)“Performance Period” means the three fiscal years from the fiscal year of the Grant Date to the end of the third fiscal year thereafter and, within the Performance Period, “Performance Year 1” shall mean the first fiscal year of the Performance Period, “Performance Year 2” shall mean the second fiscal year of the Performance Period, and “Performance Year 3” shall mean the third fiscal year of the Performance Period.

(5)“Performance Year” means any of Performance Year 1, Performance Year 2 or Performance Year 3.

(6)“Settlement Date” means the third anniversary of the Grant Date.

(7)“Weighting Percentage” means the percentage for the Performance Period or a Performance Year as described on Exhibit A.

(b)Vesting Schedule.

(i)Subject to the terms and conditions of this Agreement and the provisions of the Plan, the Performance Stock Units shall vest and settle on the Settlement Date, provided that the Participant has not incurred a Termination of Service prior to the Settlement Date, as follows (1) for each of Performance Year 1, Performance Year 2, and Performance Year 3, such number of Performance Stock Units shall vest and be settled as is equal to the number of Performance Stock Units covered by this Award multiplied by the Weighting Percentage for such Performance Year multiplied by the Achievement Factor for such Performance Year, rounded up in each case to the nearest whole Share; and (2) for the Performance Period, such number of Performance Stock Units shall vest and settle as is equal to the number of Performance Stock Units covered by this Award multiplied by the Weighting Percentage for the Performance Period multiplied by the Achievement Factor for the Performance Period, rounded up in each case to the nearest whole Share.

(ii)On each Calculation Date, the Committee will determine and certify the Achievement Factor for such Performance Year or the Performance Period or otherwise determine and certify the number of Performance Stock Units relating to such Performance Year or the Performance Period that will become vested and settle as provided herein; provided that the Participant shall not become vested in the Performance Stock Units or any rights therein by virtue of the Committee’s determination and certification on a Calculation Date.

(c)Termination of Service; Exceptions. Except as otherwise provided in this Section, in the event that the Participant incurs a Termination of Service for any reason prior to the Settlement Date, all Performance Stock Units shall be forfeited by the Participant effective immediately upon such Termination of Service without payment of any consideration therefor and shall cease to be eligible for vesting or settlement hereunder, unless otherwise determined by the Committee.

(i)Death or Disability. In the event that the Participant incurs a Termination of Service due to the Participant’s death or Disability prior to the Settlement Date, then as of the date of such Termination of Service, the Performance Stock Units shall be vested and settled into a number of Shares equal to (1) the number of Performance Stock Units for any completed Performance Year as determined and certified by the Committee on a Calculation Date prior to the date of such Termination of Service, plus (2) for any Performance Year or Performance Period that is not completed or as to which the applicable Calculation Date has not occurred as of such Termination of Service, the number of Performance Stock Units based on the target level Achievement Factor for such Performance Year or Performance Period. In the event of vesting and settlement of the Performance Stock Units as provided in this paragraph, then notwithstanding Section 2, the Company shall, subject to Section 6 of this Agreement, issue one Share in settlement of each Performance Stock Unit to the extent vested as provided herein as promptly as practicable following such Termination of Service.

(ii)Termination Not For Cause. In the event that the Participant incurs a Termination of Service by the Company without Cause prior to the Settlement Date (excluding a Termination of Service due to the Participant’s death or Disability and excluding a Termination of Service on or within 24 months following a Change in Control), then as of the date of such Termination of Service, the Performance Stock Units shall be vested and settled into a number of Shares equal to the number of Performance Stock Units for any completed Performance Year as determined and certified by the Committee on a Calculation Date prior to the date of such Termination of Service. In the event of vesting and settlement of the Performance Stock Units as provided in this paragraph, then notwithstanding Section 2, the Company shall, subject to Section 6 of this Agreement, issue one Share in settlement of each Performance Stock Unit to the extent vested as provided herein as promptly as practicable following such Termination of Service.

(iii)Termination On or Following Change in Control. In the event that the Participant incurs a Termination of Service by the Company without Cause (excluding a Termination of Service due to the Participant’s death or Disability) on or within 24 months following a Change in Control, the Performance Stock Units shall be vested and settled into a number of Shares equal to (1) the number of Performance Stock Units for any completed Performance Year as determined and certified by the Committee on a Calculation Date prior to the date of such Termination of Service, plus (2) for any Performance Year or Performance Period that is not completed or as to which the applicable Calculation Date has not occurred as of such Termination of Service, the number of Performance Stock Units based on the target level Achievement Factor for such Performance Year or Performance Period. In the event of vesting and settlement of the Performance Stock Units as provided in this paragraph, then notwithstanding Section 2, the Company shall, subject to Section 6 of this Agreement, issue one Share in settlement of each Performance Stock Unit to the extent vested as provided herein as promptly as practicable following such Termination of Service.

(iv)Change in Control No Replacement Award. In the event of a Change in Control in which the Participant is not provided with a Replacement Award for the Performance Stock Units, the Performance Stock Units shall be vested and settled into a number of Shares equal to (1) the number of Performance Stock Units for any completed Performance Year as determined and certified by the Committee on a Calculation Date prior to the date of such Change in Control, plus (2) for any Performance Year or Performance Period that is not completed or as to which the applicable Calculation Date has not occurred as of the date of such Change in Control, the number of Performance Stock Units based on the target level Achievement Factor for such Performance Year or Performance Period. In the event of vesting and settlement of the Performance Stock Units as provided in this paragraph, then notwithstanding Section 2, the Company shall, subject to Section 6 of this Agreement, issue one Share in settlement of each Performance Stock Unit to the extent vested as provided herein as of immediately prior to the date of such Change in Control.

(d)Forfeiture and Clawback.

(i)Notwithstanding any other provision hereof, in the event that the Participant violates any Employee Agreement, the Performance Stock Units shall be immediately forfeited. Such forfeiture is in addition to, and not in lieu of, the other remedies available to the Company as described in the Plan, any Employee Agreement or under applicable law.

(ii)Notwithstanding anything to the contrary contained herein, (A) in the event that the Participant violates any Employee Agreement, (B) in the event that the Participant incurs a Termination of Service for Cause, or (C) to the extent permitted or required by applicable law and Applicable Exchange rules or by any applicable Company policy or arrangement as in effect from time to time, the Company may (or to the extent required, shall) (1) cause the Performance Stock Units to be immediately forfeited, (2) require the Participant to deliver to the Company the Shares previously issued to the Participant upon settlement of the Performance Stock Units (or, if such Shares have been sold, pay to the Company the cash proceeds realized by the Participant upon such sale), (3) deduct or withhold, in whole or in part, such amount equal to the value of any Shares previously issued to the Participant upon settlement of the Performance Stock Units from any payment or amount due to the Participant, or (4) any combination of the foregoing. By accepting the Performance Stock Units, the Participant agrees that the Participant is subject to any clawback or recoupment policies of the Company in effect from time to time, which shall be in addition to the foregoing remedies available to the Company and any other any claims, damages or other legal remedies the Company may have against the Participant arising out of or resulting from such violation, Termination of Service for Cause or provision of applicable law, Applicable Exchange Rules, Company policy or arrangement.

2.Settlement Into Shares.

On the Settlement Date, the Company shall, subject to Section 6 of this Agreement, issue one Share in settlement of each Performance Stock Unit to the extent vested. The obligation of the Company to deliver Shares hereunder shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the

Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Participant represent that the Participant is acquiring Shares for the Participant’s own account, or such other representation as the Committee deems appropriate.

3.Nontransferability.

The Performance Stock Units shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise.

4.Grant Subject to Plan Provisions.

This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. This grant is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) capital or other changes of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. In the event of any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall control.

5.No Stockholder Rights.

The Participant shall not be entitled to any rights of a stockholder with respect to the Performance Stock Units (including, without limitation, any voting rights or rights with respect to dividends) unless and until Shares are issued to the Participant upon settlement of the Performance Stock Units as provided herein.

Notwithstanding the foregoing, upon the Company’s payment of a cash dividend with respect to Shares, the number of Performance Stock Units shall be increased by dividing the amount of dividend the Participant would have received had the Participant owned a number of Shares equal to the target number of Performance Stock Units that may become vested as of the date of such dividend payment by the Fair Market Value of a Share on the last trading day before the date of the dividend payment. The units so credited will be subject to the same restrictions applicable to the underlying Performance Stock Units and the other terms and conditions applicable to the underlying Performance Stock Units and will be settled in Shares (rounded up to the nearest whole Share) at the time that the underlying Performance Stock Units are settled, if at all.

6.Taxes and Withholding.

(a)No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal, state, local or foreign income tax purposes with respect to any Performance Stock Units, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on compliance by the Participant with this Section 6, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, including deducting such amount from the delivery of Shares or cash issued upon settlement of the Performance Stock Units that gives rise to the withholding requirement.

(b)Notwithstanding the foregoing, the Participant agrees that his or her minimum withholding tax obligation with respect to the granting, vesting or settlement of the Performance Stock Units or other distributions made by the Company to the Participant with respect to the Performance Stock Units will be satisfied (provided that a sufficient number of Shares would otherwise be issued to the Participant in settlement of the Performance Stock Units) by the Company’s withholding a portion of the shares of Common Stock otherwise deliverable to the Participant in settlement of the Performance Stock Units, such Shares being valued at their Fair Market Value as of the date on which the taxable event that gives rise to the withholding requirement occurs. The Participant further agrees that each time the Company withholds Shares to satisfy his or her minimum withholding tax obligation, the Company will round up to the nearest whole number of Shares (with any over withholding applied to federal income tax). For example, if 9.6 Shares are required to satisfy the minimum withholding tax obligation, the Company will round up to 10 Shares. By accepting this Agreement, the Participant consents to this method of tax withholding, including the Company rounding up to the nearest whole number of Shares.

7.Effect of Agreement.

The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or any of its affiliates or interfere in any way with the right of the Company or any such affiliates to terminate the Participant’s employment or service at any time.

8.Data Privacy.

By participating in the Plan or accepting this Performance Stock Unit award, the Participant understands that the Company and its Affiliates and/or agents collect, use, store and process personal data relating to the Participant to fulfill their obligations and exercise their rights under the Plan, issue certificates for Shares (if any), statements and communications relating to the Plan, and generally administer and manage the Plan, including keeping records of relating to any Awards received by the Participant that includes for example, (a) data about Awards and Shares offered or received, vested, forfeited, purchased or sold under the Plan from time to time, (b) Participant’s name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time; and (c) other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which the Shares were granted, date of any termination of employment, and the reasons of termination of employment or retirement of the Participant).

By accepting this Award, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any subsidiary, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining Participant records; (ii) providing information to the Company, its Affiliates, Plan administrators, transfer agents, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates, and to regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law; (iii) providing information to actual or proposed merger or acquisition partners or proposed assignees of, or those taking or proposing to take security over, the business or assets or stock of the Company or its Affiliates and their agents and contractors; (iv) providing information to the Participant's family members, heirs, legatees and others associated with the Participant in connection with the Plan; and (v) otherwise process, use, and share the personal data in accordance with the terms of the Company’s (or its Affiliates’ and/or agents’) applicable Privacy Policy as in effect from time to time.

9.Governing Law; Captions.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

10.Electronic Signature.

    By clicking the “Accept” button, you are signing this Agreement electronically. You agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

The Participant must accept this Award within ninety (90) days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company. The Award may be rescinded upon the action of the Company, in its sole discretion, if the Award is not accepted within ninety (90) days after notification is sent to the Participant indicating availability for acceptance.